MENTOR REPORTS FIRST QUARTER FINANCIAL
RESULTS FOR FISCAL YEAR 2007

•      Total Sales From Continuing Operations Were $79.4 Million in the First Quarter of Fiscal Year 2007, an Increase of 7% Over Sales of $74.1 Million in the First Quarter of Fiscal Year 2006

•      Diluted GAAP Earnings Per Share in the First Quarter of Fiscal Year 2007 Were $4.91, Compared to $0.47 in the First Quarter of Fiscal Year 2006

•      Diluted GAAP Earnings per Share from Continuing Operations Were $0.33 in the First Quarter of Fiscal Year 2007, Compared to $0.36 in the First Quarter of Fiscal Year 2006

•      Excluding $0.07 Per Share of Charges Related to Business Rationalization Initiative and Equity Compensation and a $0.03 Per Share Benefit from Net Interest Income Recorded in the First Quarter of Fiscal Year 2007, Diluted Non-GAAP Earnings Per Share from Continuing Operations Were $0.37, the same as in the First Quarter of Fiscal Year 2006

SANTA BARBARA, CA, August 7, 2006 - Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced financial results for the first quarter of fiscal year 2007 with total sales of $79.4 million and diluted GAAP earnings per share (EPS) from continuing operations of $0.33.  Excluding $0.07 per share of charges related to business rationalization initiative and equity compensation, and excluding $0.03 per share benefit from net interest income and expense, diluted non-GAAP EPS from continuing operations were $0.37 in the first quarter of fiscal year 2007, the same as in the first quarter of fiscal year 2006.

"During the quarter we recorded solid operating results as we continued to grow our core breast, facial, and body aesthetics business," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "Following the successful divestiture of Mentor's urology business this quarter, we began to restructure our operations to rationalize our corporate infrastructure and improve our efficiency and profitability.  We see significant opportunities for growth and are confident that our pure-play position in aesthetic medicine will drive long-term shareholder value."

Total Sales
Total sales were $79.4 million in the first quarter of fiscal year 2007, including approximately $0.4 million of positive foreign currency exchange effects, an increase of 7% over sales of $74.1 million in the first quarter of fiscal year 2006.  This increase was primarily driven by growth in the domestic breast aesthetics market and in international breast aesthetics distributor markets.

Gross Profit
Gross profit for the first quarter of fiscal year 2007 was $57.4 million, or 72.2% of sales compared to $55.8 million, or 75.3% of sales in the first quarter of fiscal year 2006.  Included in the gross profit for the first quarter of fiscal year 2007 was an inventory reserve charge of $1.2 million related to the discontinuation of certain low margin product lines in the Company's body contouring business.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the first quarter of fiscal year 2007 were $29.7 million, or 37.4% of sales, compared to $25.0 million, or 33.7% of sales, in the first quarter of fiscal year 2006.  Included in SG&A expense in the first quarter 2007 were approximately $2.3 million of compensation expense related to the adoption of FAS 123(R), as described below, for the Company's long-term incentive equity compensation program and $1.8 million of severance expense related to the Company's ongoing business rationalization initiative.

Research and Development
Research and development (R&D) expenses in the first quarter of fiscal year 2007 were $7.9 million, compared to $6.3 million in the first quarter of fiscal year 2006.  For the quarter, the Company's investment in R&D supported the ongoing review of its pending silicone gel-filled breast implant product approval applications in the United States and Canada, its Contour Profile® Gel PMA submission, its botulinum toxin type A clinical development program, and the Puragen Plus™ development program.

Net Interest
Interest income, net of interest expense in the first quarter of fiscal year 2007, was $1.4 million, or approximately $0.03 per share net of taxes, and benefited from a higher cash balance resulting from the receipt of the proceeds from the sale of the Company's urology business and from higher interest rates.  In the first quarter of fiscal year 2006, net interest was an expense of $0.6 million, or approximately $0.01 per share net of taxes.

Discontinued Operations
During the quarter, Mentor recorded a gain of $222.4 million, net of taxes, on the sale of its urology business.  Net income from discontinued urology operations was $3.4 million for the first quarter of fiscal 2007, compared to $5.4 million in the first quarter of fiscal year 2006.

Business Rationalization Initiative
During the first quarter of fiscal year 2007, following the disposition of the Company's urology business, Mentor took steps to rationalize its corporate infrastructure and improve the Company's efficiency and profitability.  While this activity is ongoing, during the quarter the Company recorded a total of approximately $3.3 million in charges for inventory reserves and severance expense related to this initiative.  Net of taxes, these charges equated to approximately $0.04 per share.

Charges Related to Long-Term Incentive Equity Compensation
Mentor adopted the provisions of Statement of Financial Accounting Standards 123(R) in the first quarter of fiscal year 2007 and recorded pre-tax expenses of approximately $2.3 million, or approximately $0.03 per share net of taxes, related to the Company's  long-term incentive equity compensation program.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the first quarter of fiscal year 2007 was 28%, compared to 28.4% in the first quarter of fiscal year 2006.  The effective tax was favorably impacted by tax credits related to R&D activity and the proportion of income derived from lower tax rate jurisdictions.

Earnings Per Share
Mentor recorded diluted GAAP earnings per share of $4.91 in the first quarter of fiscal year 2007, compared to $0.47 per share in the first quarter of fiscal year 2006.

Excluding $4.58 per share related to the results of discontinued operations and the gain from the sale of the Company's urology business, Mentor reported diluted GAAP EPS from continuing operations of $0.33 in the first quarter of fiscal year 2007, compared to $0.36 in the first quarter of fiscal year 2006.  Included in the diluted GAAP EPS from continuing operations for the first quarter of fiscal year 2007 were, net of tax effect:

•      Approximately $0.04 per share of charges related to the Company's ongoing business rationalization initiative;

•      Approximately $0.03 per share of expense related to the Mentor's long-term incentive equity compensation program related to FAS 123(R): and

•      Approximately $0.03 per share of benefit from additional interest income due to the Company's cash and marketable securities position which increased significantly in the quarter as a result of receipt of the net proceeds from the sale of the Company's urology business and higher interest rates in comparison to the first quarter of fiscal year 2006.

Excluding these charges and interest income, non-GAAP EPS from continuing operations would have been $0.37 in the first quarter of fiscal year 2007, the same as in first quarter of fiscal year 2006.

Guidance
For fiscal year 2007, Mentor expects that sales will be in the range of $290 million to $305 million, excluding any impact that a potential FDA approval of the Company's silicone gel breast implant PMA would have.  Excluding charges related to our business rationalization initiative, the Company expects the operating margin from continuing operations to be in the mid-twenty percent range in the second half of fiscal year 2007.

In accordance with Mentor's adoption of FAS 123(R), the Company began reporting all expenses related to the Company's long-term incentive equity compensation program in its financial results.  In fiscal year 2007, Mentor expects to record approximately $13 million in incentive-based equity compensation expense, representing a charge of approximately $0.17 per share.

Stock Repurchase Program
During the first quarter, Mentor repurchased two million shares of its common stock for a total of $84 million from ValueAct Capital Partners at $42 per share, a 0.5% discount to the closing market price quoted on the NYSE.  Following this repurchase, Mentor's Board of Directors increased the authorized number of shares in the repurchase program from 3.3 million to 5 million shares of common stock and the Company entered into a plan under Rule 10b5-1 and compliant with Rule 10b5-18 for the repurchase of up to $166 million in common stock, subject to the 5 million share limit.

Dividend
Mentor declared a dividend of $0.18 per share in the first quarter of fiscal year 2007, compared to $0.17 per share in the first quarter of fiscal year 2006.

Balance Sheet
Mentor ended the first quarter of fiscal year with $578 million in cash and marketable securities, compared to $201.0 million at the end of fiscal year 2006.  The Company received approximately $450 million in proceeds from the sale of its urology business during the first quarter of fiscal year 2007 and expects that over the remainder of the fiscal year, approximately $130 million of taxes and other expenses related to the sale of the urology business will be paid, leaving net proceeds of approximately $320 million.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (888) 225-1539 at 6:00 p.m. EDT today until Midnight EDT August 14, 2006.  You may also listen to the live web cast at 5:00 p.m. EDT today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Note Regarding Use of Non-GAAP Financial Measures
The financial measures of non-GAAP net income from continuing operations and diluted non-GAAP earnings per share from continuing operations included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain charges and net interest income and expense.  These charges include product rationalization and severance expense, which are categorized as business rationalization initiative expenses, and long-term incentive equity compensation expense, neither of which were recorded in the first quarter of fiscal year 2006.  In addition, net interest income, which resulted from the Company's higher cash and marketable securities balance and from higher interest rates in comparison to the first quarter of fiscal year 2006, was also excluded.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain charges and income and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's anticipated product development activity and market acceptance of those products; the continuing United States Food and Drug Administration (FDA) review of the Company's silicone gel PMA, statements about future sales, operating leverage, cash balances, and anticipated equity compensation expenses, and its commitment to execute the Company's strategy to become focused exclusively in aesthetic medicine.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, the timing and conditions, if any, of FDA approval of the Company's various silicone gel implant PMAs and the ability of the Company to move forward in a timely manner with the PMA for its hyaluronic acid-based dermal filler and the outcome of such PMA applications; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval for the sale of any of the Company's products; seasonal factors which affect demand for aesthetic products; the ability of the Company to identify and implement other product opportunities in the aesthetic medicine segment; competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products; disruptions or other problems with our sources of supply; significant product liability or other claims; difficulties with new product development and market acceptance; changes in the mix of our products sold; patent and intellectual property conflicts; product recalls; FDA delay in or approval or rejection of other new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials, and other events.

These forward-looking statements are based on Mentor's current expectations, estimates, projections, beliefs and assumptions.  These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time.  Such information is subject to change, and Mentor will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, Mentor's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in our Annual Report on Form 10-K, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Loren McFarland
Vice President, Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		%
	2006	2005	Change
Net sales	$79,437	$74,126	7%

Cost of sales	22,045	18,346	20%
Gross profit	57,392	55,780	3%

Selling, general and administrative	29,711	25,003	19%
Research and development	7,881	6,340	24%
	37,592	31,343	20%

Operating income from continuing operations	19,800	24,437	(19)%

Interest (expense)	(1,632)	(1,339)	22%
Interest income	3,064	701	337%
Other income (expense)	538	42	1,181%

Income before income taxes	21,770	23,841	(9)%

Income taxes	6,096	6,766	(10)%
Net income from continuing operations	15,674	17,075	(8)%

Net income from discontinued operations (net of income tax expense of 142,401 and 3,992 )	225,728	5,400	4,080%
Net income	$241,402	$22,475	974%

Basic earnings per share
Earnings per share from continuing operations	$0.37	$0.40	(9)%
Earnings per share from discontinued operations	$5.32	$0.13	4,027%
	$5.69	$0.53	967%

Diluted earnings per share
Earnings per share from continuing operations	$0.33	$0.36	(8)%
Earnings per share from discontinued operations	$4.58	$0.11	4,102%
	$4.91	$0.47	943%

Dividends per share	$0.18	$0.17	6%

Weighted average shares outstanding
Basic	42,443	42,234	1%
Diluted	49,316	49,423	0%

MENTOR CORPORATION
NON-GAAP NET INCOME AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATIONS **
(unaudited, in thousands, except per share data)

	Three Months Ended		Three Months Ended
	June 30, 2006		June 30, 2005
Continuing Operations
GAAP net income and diluted EPS from continuing operations *	$15,674	$0.33	$17,075	$0.36

Business rationalization initiative - inventory charges	1,181	0.02	-	-
Business rationalization initiative - severance related	2,099	0.04	-	-
Tax effect of Business rationalization initiative charges	(1,230)	(0.02)	-	-
Net effect of Business rationalization initiative charges	2,050	0.04	-	-

Equity compensation expense	2,290	0.05	-	-
Tax effect of equity compensation expense	(859)	(0.02)	-	-
Net effect of equity compensation expense	1,431	0.03	-	-

Net interest income & expense	(1,432)	(0.03)	638	0.01
Tax effect in interest income & expense	(253)	(0.01)	(274)	(0.01)
Net effect in interest income & expense	(1,685)	(0.03)	364	0.01

Non-GAAP net income and diluted EPS from continuing operations	$17,470	$0.37	$17,439	$0.37

* Diluted earnings per share are calculated using the "if converted" method for our $150 million of convertible notes.  See schedule of calculation of diluted earnings per share restated for continuing operations.

** Diluted non-GAAP earnings per share do not total due to mathematical rounding.

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended June 30,		%
	2006	2005	Change
Breast aesthetics	$69,422	$64,808	7%
Body aesthetics	5,137	4,993	3%
Other aesthetics, including facial	4,878	4,325	13%
Total Sales from continuing operations	$79,437	$74,126	7%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	June 30, 2006	March 31, 2006
Current assets:
Cash and marketable securities	$578,449	$200,954
Accounts receivable, net	60,304	58,199
Inventories	32,927	35,139
Deferred income taxes	24,087	21,764
Prepaid expenses and other	25,925	14,716
Current assets of discontinued operations	-	96,070
Total current assets	$721,692	426,842

Property, plant and equipment, net	36,107	36,448

Intangible assets, net	15,194	15,745
Goodwill, net	9,518	9,243
Other assets	7,448	8,310
Non-current assets of discontinued operations	-	60,264
Total assets	$789,959	$556,852

Liabilities and shareholders' equity
Current liabilities	$112,092	$104,916
Income taxes payable	124,864	1,837
Bank borrowings	9,500	14,000
Non-current liabilities of discontinued operations	-	40,526
Long-term liabilities	19,643	18,984
Convertible subordinated notes	150,000	150,000
Shareholders' equity	373,860	226,589
Total liabilities and shareholders' equity	$789,959	$556,852

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(unaudited, in thousands, except per share data)

	Fiscal Year 2006 ending March 31, 2006					Quarter ending June 30, 2006
	Q1	Q2	Q3	Q4	FY	Q1
Net income as reported from continuing operations	$17,075	$8,182	$9,246	$13,576	$48,079	$15,674
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802
Numerator for diluted EPS calculation for continuing operations	$17,877	$8,984	$10,048	$14,378	$51,287	$16,476
Numerator for diluted EPS calculation for discontinued operations	$5,400	$3,936	$3,498	$1,444	$14,278	$225,728
Weighted average shares outstanding	42,234	43,253	43,535	43,406	42,995	42,443
Shares issuable through exercise of stock options	2,056	2,057	1,831	1,560	1,901	1,100
Shares issuable through conversion of convertible notes	5,133	5,136	5,139	5,143	5,138	5,147
Additional dilution for unvested restricted shares outstanding	-	-	276	289	140	299
Shares issuable through exercise of warrants (treasury stock method)	-	1,069	1,053	663	696	327
Denominator for diluted EPS from continuing operations	49,423	51,515	51,834	51,061	50,870	49,316
Denominator for diluted EPS from discontinued operations	49,423	51,515	51,834	51,061	50,870	49,316
Diluted earnings per share from continuing operations	$0.36	$0.17	$0.19	$0.28	$1.01	$0.33
Diluted earnings per share from discontinued operations	$0.11	$0.08	$0.07	$0.03	$0.28	$4.58

* Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.  Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

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